Exhibit 8




                             CUSTODIAN CONTRACT

                                  Between

         PAINEWEBBER/KIDDER, PEABODY MUNICIPAL MONEY MARKET SERIES
                                     and
                    STATE STREET BANK AND TRUST COMPANY













MMSERIES.CUS
Global/Series/Trust
21E593



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                             TABLE OF CONTENTS
                             -----------------
                                                            Page
                                                            ----
1.    Employment of Custodian and Property to be Held By
      It  . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2. Duties of the Custodian with Respect to Property of the Fund Held by the Custodian in the United States. 2

     2.1   Holding Investments  . . . . . . . . . . . . . . . 2
     2.2   Delivery of Securities .   . . . . . . . . . . . . 2
     2.3   Registration of Securities   . . . . . . . . . . . 4
     2.4   Bank Accounts  . . . . . . . . . . . . . . . . . . 5
     2.5   Availability of Federal Funds  . . . . . . . . . . 5
     2.6   Collection of Income   . . . . . . . . . . . . . . 5
     2.7   Payment of Fund Monies   . . . . . . . . . . . . . 6
     2.8   Liability for Payment in Advance of Receipt of
           Securities Purchased   . . . . . . . . . . . . . . 7
     2.9   Appointment of Agents  . . . . . . . . . . . . . . 7
     2.10  Deposit of Fund Assets in Securities System  . . . 7
     2.11  Fund Assets Held in the Custodian's Direct
           Paper System   . . . . . . . . . . . . . . . . . . 9
     2.12  Segregated Account   . . . . . . . . . . . . . .  10
     2.13  Ownership Certificates for Tax Purposes  . . . .  10
     2.14  Proxies  . . . . . . . . . . . . . . . . . . . .  10
     2.15  Communications Relating to Portfolio Securities   11

3.    Payments for Sales or Repurchases or Redemptions
      of Shares of the Fund   . . . . . . . . . . . . . . .  11

4.    Proper Instructions   . . . . . . . . . . . . . . . .  11

5.    Actions Permitted Without Express Authority   . . . .  12

6.    Evidence of Authority   . . . . . . . . . . . . . . .  12

7.    Duties of Custodian With Respect to the Books of Account
      and Calculation of Net Asset Value and Net Income   .  13

8.    Records   . . . . . . . . . . . . . . . . . . . . . .  13

9.    Opinion of Fund's Independent Accountants   . . . . .  13

10.   Reports to Fund by Independent Public Accountants   .  14



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11.  Compensation of Custodian  . . . . . . . . . . . . . .  14

12.  Responsibility of Custodian  . . . . . . . . . . . . .  14

13.  Mitigation by Custodian  . . . . . . . . . . . . . . .  16

14.  Notification of Litigation; Right to Proceed   . . . .  16

15.  Effective Period, Termination and Amendment  . . . . .  16

16.  Successor Custodian  . . . . . . . . . . . . . . . . .  17

17.  Interpretive and Additional Provisions   . . . . . . .  18

18.  Additional Funds   . . . . . . . . . . . . . . . . . .  18

19.  Massachusetts Law to Apply   . . . . . . . . . . . . .  18

20.  Limitation of Trustee, Officer and Shareholder

     Liability  . . . . . . . . . . . . . . . . . . . . . .  19

21.  No Liability of Other Portfolios   . . . . . . . . . .  19

22.  Confidentiality  . . . . . . . . . . . . . . . . . . .  19

23.  Assignment   . . . . . . . . . . . . . . . . . . . . .  19

24.  Severability   . . . . . . . . . . . . . . . . . . . .  19

25.  Prior Contracts  . . . . . . . . . . . . . . . . . . .  20

26.  Shareholder Communications Election  . . . . . . . . .  20



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                             CUSTODIAN CONTRACT
                             ------------------

     This Contract between PaineWebber/Kidder, Peabody Municipal Money Market Series, a business trust organized and existing under the laws of Massachusetts, having its principal place of business at 1285 Avenue of the Americas, New York, New York 10019 hereinafter called the "Fund" and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian".

                                WITNESSETH:

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund currently has established six series of shares, two of which, the Connecticut Series and the New Jersey Series, are covered by this contract (the Connecticut Series and the New Jersey Series, together with all other series subsequently established by the Fund and made subject to this Contract in accordance with Article 19, being herein referred to as the "Portfolio(s)");

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment of Custodian and Property to be Held by It
     -----------------------------------------------------

     The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("domestic securities") pursuant to the provisions of the Declaration of Trust. The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

     Upon receipt of "Proper Instructions" (within the meaning of Article
4), the Custodian shall, on behalf of the applicable Portfolio(s), from time to time, employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Fund on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any



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actions or omissions of any sub-custodian so employed than any such sub-
custodian has to the Custodian.

2.   Duties of the Custodian with Respect to Property of the Fund Held By
     --------------------------------------------------------------------
     the Custodian in the United States
     ----------------------------------

2.1  Holding Investments.  The Custodian shall hold and physically
     -------------------
     segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, (each, a "U.S. Securities System") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.11.

2.2  Delivery of Securities.  The Custodian shall release and deliver
     ----------------------
     domestic securities owned by a Portfolio held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or



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          nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any
                                                    --------
          such case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Fund on behalf of the Portfolio, but only against receipt of
                                               --- ----
          adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

     11) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of
                                               --- ----
          amounts borrowed;

     12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the



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          Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

     13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

     14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

     15)  For any other proper corporate purpose, but only upon receipt of,
                                                  --- ----
          in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3  Registration of Securities.  Domestic securities held by the Custodian
     --------------------------
     (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized
                                            ------
     in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to



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     timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4  Bank Accounts.  The Custodian shall open and maintain a separate bank
     -------------
     account or accounts in the United States in the name of each Portfolio of the Fund, which shall contain only property held by the Custodian as custodian for the applicable Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be
     --------
     qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5  Availability of Federal Funds.  Upon mutual agreement between the Fund
     -----------------------------
     on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.6  Collection of Income.  Subject to the provisions of Section 2.3, the
     --------------------
     Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities
     are held by the Custodian or its agent thereof and     shall credit
     such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section
     2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as



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          may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.7  Payment of Fund Monies.  Upon receipt of Proper Instructions from the
     ----------------------
     Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer;
          (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section
          2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
          Section 2.11; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 4;

     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 3 hereof;

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and



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          operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of the Fund;

     6) For payment of the amount of dividends received in respect of securities sold short; and

     7)   For any other proper purpose, but only upon receipt of, in
                                        --- ----
          addition to Proper Instructions from the Fund on behalf of the Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8  Liability for Payment in Advance of Receipt of Securities Purchased.
     --------------------------------------------------------------------
     Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9  Appointment of Agents.  The Custodian may at any time or times in its
     ---------------------
     discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any
                          --------
     agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. In the event of any loss, damage or expense suffered or incurred by the Fund or a Portfolio caused by or resulting from the negligence or willful misconduct of any agent appointed by the Custodian pursuant to this Section 2.9, the Custodian shall promptly reimburse the Fund or the applicable Portfolio in the amount of such loss, damage or expense.

2.10 Deposit of Fund Assets in Securities Systems.  The Custodian may
     --------------------------------------------
     deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under
     Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to



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     herein as "U.S. Securities Systems" in accordance with applicable
     Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

     3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day' s transactions in the U.S. Securities System for the account of the Portfolio;

     4) The Custodian shall provide the Fund for the Portfolio with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

     5) The Custodian shall have received from the Fund on behalf of the Portfolio the initial certificate required by Article 15 hereof; and

     6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the



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          Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage. The Custodian agrees to cooperate with Fund in connection with the enforcement of the Fund's subrogation rights.

2.11 Fund Assets Held in the Custodian's Direct Paper System.  The
     -------------------------------------------------------
     Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

     1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

     2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

     4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

     5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Portfolio; and



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     6)   The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.12 Segregated Account.  The Custodian shall upon receipt of Proper
     ------------------
     Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv),
                                      --- ----
     upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.13 Ownership Certificates for Tax Purposes.  The Custodian shall execute
     ---------------------------------------
     ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

2.14 Proxies.  The Custodian shall, with respect to the domestic securities
     -------
     held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.



                                     10
                                     --

2.15 Communications Relating to Portfolio Securities.  Subject to the
     -----------------------------------------------
     provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund on behalf of the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund on behalf of the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3.   Payments for Sales or Repurchases or Redemptions of Shares of the Fund
     ----------------------------------------------------------------------

     The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

     From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

4.   Proper Instructions
     -------------------

     Proper Instructions as used throughout this Contract means a writing signed or initialed by two or more persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a



                                     11
                                     --
specific statement of the purpose for which such action is requested and may be in the form of standing instructions. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three - party agreement which requires a segregated asset account in accordance with Section 2.12.

5.   Actions Permitted without Express Authority
     -------------------------------------------

     The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted
                         --------
          for to the Fund on behalf of the Portfolio;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees of the Fund.

6.   Evidence of Authority
     ---------------------

     The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote,



                                     12
                                     --
and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

7.   Duties of Custodian with Respect to the Books of Account and
     ------------------------------------------------------------
     Calculation of Net Asset Value and Net Income
     ---------------------------------------------

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund's currently effective prospectus related to such Portfolio and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund's currently effective prospectus related to such Portfolio.

8.   Records
     -------

     The Custodian shall with respect to each Portfolio create, maintain and retain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund, attorneys for and auditors employed by the Fund, and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

9.   Opinion of Fund's Independent Accountant
     ----------------------------------------

     The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.



                                     13
                                     --

10.  Reports to Fund by Independent Public Accountants
     -------------------------------------------------

     The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

11.  Compensation of Custodian
     -------------------------

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

12.  Responsibility of Custodian
     ---------------------------

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     Except as may arise from the Custodian's own negligence or willful misconduct, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) errors by the Fund or the Investment Advisor in their instructions to the Custodian; (ii) the insolvency of or acts or omissions by a Securities System; and (iii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.



                                     14
                                     --

     If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange ("Advance") or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct ("Liability"), then in such event property equal in value to not more than 125 % of such Advance and accrued interest on the Advance or the anticipated amount of such Liability, held at any time for the account of the appropriate Portfolio by the Custodian or sub-custodian may be held as security for such Liability or for such Advance and accrued interest on the Advance. The Custodian shall designate the security or securities constituting security for an Advance or Liability (the "Designated Securities") by notice in writing to the Fund (which may be sent by tested telefax or telex). In the event the value of the Designated Securities shall decline to less than 110% of the amount of such Advance and accrued interest on the Advance or the anticipated amount of such Liability, then the Custodian may designate in the same manner an additional security for such obligation ("Additional Securities "), but the aggregate value of the Designated Securities and Additional Securities shall not be in excess of 125 % of the amount of such Advance and the accrued interest on the Advance or the anticipated amount of such Liability. At the request of the Fund, on behalf of a Portfolio, the Custodian shall agree to substitution of a security or securities which have a value equal to the value of the Designated or Additional Securities which the Fund desires be released from their status as security, and such release from status as security shall be effective upon the Custodian and the Fund agreeing in writing as to the identity of the substituted security or securities, which shall thereupon become Designated Securities.

     Notwithstanding the above, the Custodian shall, at the request of the Fund, on behalf of a Portfolio, immediately release from their status as security any or all of the Designated Securities or Additional Securities upon the Custodian's receipt from such Portfolio of cash or cash equivalents in an amount equal to 100% of the value of the Designated Securities or Additional Securities that the Fund desires to be released from their status as security pursuant to this Section. Interest, dividends and other distributions paid or received on the Designated Securities and Additional Securities, other than payments of principal or payments upon retirement,



                                     15
                                     --
redemption or repurchase, shall remain the property of the Portfolio and shall not be subject to this Section.

13.  Mitigation by Custodian
     -----------------------

     Upon the occurrence of any event connected with the duties of the Custodian under this Contract which causes or may cause any loss, damage or expense to the Fund or any Portfolio, (i) the Custodian shall, and (ii) shall exercise reasonable efforts to cause any sub-custodian to, use reasonable efforts and take all reasonable steps under the circumstances to mitigate the effect of such event and to avoid continuing harm to the Fund and the Portfolios.

14.  Notification of Litigation: Right to Proceed
     --------------------------------------------

     The Fund shall not be liable for indemnification under this Contract to the extent that the Fund's ability to defend against any litigation or proceeding brought against the Custodian in respect of which indemnity may be sought under this Contract is prejudiced by the Custodian's failure to give prompt notice of the commencement of any such litigation or proceeding. With respect to claims in such litigation or proceeding for which indemnity by the Fund may be sought and, subject to applicable law and the ruling of any court of competent jurisdiction, the Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from the Fund to the Custodian, the Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Fund may be subject to an indemnification obligation; provided, however, that the Custodian shall be entitled to participate in the defense of any such litigation or proceeding. If the Fund has acknowledged in writing its obligation to indemnify the Custodian with respect to such litigation or proceeding, the Custodian's participation shall be at its own expense and the Fund shall control the defense of the litigation or proceeding. If the Fund is not permitted to participate in or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, the Custodian shall reasonably prosecute such litigation or proceeding. The Custodian shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Fund with adequate notice of any such settlement or judgment, and without the Fund's prior written consent. The Custodian shall submit written evidence to the Fund with respect to any cost or expense for which it is seeking indemnification in such form and detail as the Fund may reasonably request.

15.  Effective Period. Termination and Amendment
     -------------------------------------------

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than



                                     16
                                     --
thirty (30) days after the date of such delivery or mailing; provided,
                                                             ---------
however that the Custodian shall not with respect to a Portfolio act under
Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System by such Portfolio; provided further, however, that the Fund shall not amend
                   -------- -------
or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

16.  Successor Custodian
     -------------------

     If a successor custodian for the Fund, of one or more of the Portfolios shall be appointed by the Board of Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than



                                     17
                                     --

$25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.  Interpretive and Additional Provisions
     --------------------------------------

     In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided
                                                                 --------
that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18.  Additional Funds
     ----------------

     In the event that the Fund establishes one or more series of Shares in addition to the Connecticut Series and the New Jersey Series with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

19.  Massachusetts Law to Apply
     --------------------------

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.



                                     18
                                     --

20.  Limitation of Trustee, Officer, and Shareholder Liability
     ---------------------------------------------------------

     It is expressly agreed that the obligations of the Fund and each Portfolio hereunder shall not be binding upon any of the Trustees, officers, agents or employees of the Fund or upon the shareholders of any Portfolio personally, but shall only bind the assets and property of the Fund, as provided in its Declaration of Trust. The execution and delivery of this Contract have been authorized by the Trustees of the Fund, and this Contract has been executed and delivered by an authorized officer of the Fund acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund, as provided in its Declaration of Trust.


21.  No Liability of Other Portfolios
     --------------------------------

     Notwithstanding any other provision of this Contract, the parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio and that no Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio, whether arising under this Contract or otherwise.


22.  Confidentiality
     ---------------

     The Custodian agrees that all books records, information and data pertaining to the business of the Fund which are exchanged or received pursuant to the negotiation or carrying out of this Contract shall remain confidential, shall not be voluntarily disclosed to any other person, except as may be required by law, and shall not be used by the Custodian for any purpose not directly related to the business of the Fund, except with the Fund's prior written consent.


23.   Assignment
      ----------

     Neither the Fund nor the Custodian shall have the right to assign any of its rights or obligations under this Contract without the prior written consent of the other party.


24.   Severability
      ------------

     If any provision of this Contract is held to be unenforceable as a matter of law, the other terms and provisions of this Contract shall not be affected thereby and shall remain in full force and effect.



                                     19
                                     --

25.  Prior Contracts
     ---------------

     This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.

26.  Shareholder Communications Election
     -----------------------------------

     Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

     YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

     NO  [X]   The Custodian is not authorized to release the Fund's name, address, and share positions.



                                     20
                                     --

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of April, 1995.



                              PAINEWEBBER/KIDDER, PEABODY MUNICIPAL
                              MONEY MARKET SERIES


                              By:  /s/ Dianne E. O'Donnell
                                 -------------------------------------
                                 Secretary and Vice President



                              STATE STREET BANK AND TRUST COMPANY


                              By: /s/ [SIGNATURE]
                                 -------------------------------------
                                 Executive Vice President



                                     21
                                     --